EXHIBIT 10.1









                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                    CYBER-TEST, INC., A DELAWARE CORPORATION

                                  ("PURCHASER")

                     CYBER-TEST, INC., A FLORIDA CORPORATION

                                   ("SELLER")

                              AND THE SHAREHOLDERS

                                IDENTIFIED HEREIN

                                  MAY 27, 2004








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                                TABLE OF CONTENTS

ARTICLE I      CERTAIN DEFINITIONS

      1.1      Accounts Receivable

      1.2      Accrued Expenses

      1.3      ACT

      1.4      Affiliate

      1.5      Agreement

      1.6      Ancillary Agreements

      1.7      Articles of Amendment

      1.8      Assignment and Assumption Agreement

      1.9      Assumed Liabilities

      1.10     Balance Sheet

      1.11     Balance Sheet Date

      1.12     Bill of Sale\

      1.13     Books and Records

      1.14     Closing

      1.15     Closing Balance Sheet

      1.16     Closing Date

      1.17     Closing Date Net Working Capital

      1.18     Closing Inventory

      1.19     Code

      1.20     Confidential Information

      1.21     Earn Out Shares

      1.22     EBIDA

      1.23     Employee

      1.24     Encumbrance

      1.25     Environmental Law

      1.26     Environmental Losses

      1.27     ERISA

      1.28     ERISA Plans

      1.29     Escrow Agreement

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      1.30     Excluded Assets

      1.31     Final Net Working Capital

      1.32     GAAP

      1.33     Indemnified Liabilities

      1.34     Indemnified Party

      1.35     Inventory

      1.36     Knowledge

      1.37     Leased Property

      1.38     Losses

      1.39     Material Adverse Effect

      1.40     Net Working Capital

      1.41     Net Working Capital Adjustment

      1.42     Net Working Capital Certificate

      1.43     Non-Compete Agreement

      1.44     Party

      1.45     Payables

      1.46     Permits

      1.47     Permitted Encumbrances

      1.48     Person

      1.49     Prepaid Expenses

      1.50     Products

      1.51     Proprietary Rights

      1.52     Purchase Price

      1.53     Purchased Assets

      1.54     Purchaser

      1.55     Purchaser General Liabilities

      1.56     Purchaser Indemnified Party

      1.57     Purchaser Note

      1.58     Regulated Substance

      1.59     Seller

      1.60     Seller General Liabilities

      1.61     Seller Indemnified Party

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      1.62     Shareholder

      1.63     Sutlive

      1.64     Sutlive Employment Agreement

      1.65     Shareholder

      1.66     Taxes

      1.67     WARN Act

      1.68     Welton

      1.69     Welton Employment Agreement

      1.70     Usage

ARTICLE II     TRANSFER OF ASSETS AND PROPERTIES; CLOSING


      2.1      Purchased Assets

      2.2      Excluded Assets

      2.3      Closing; Effective Time

ARTICLE III    PURCHASE PRICE


      3.1      Purchase Price

      3.2      Allocation of Purchase Price

      3.3      Certain Price Adjustments

      3.4      Transfer Taxes

      3.5      Related Matters

ARTICLE IV     ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS


      4.1      General Limitation on Assumption of Liabilities

      4.2      Assumed Liabilities and Obligations

      4.3      Offer of Employment

      4.4      Vacation Liability

      4.5      Other Employee Benefits

ARTICLE V      CLOSING


      5.1      Deliveries by Seller

      5.2      Deliveries by Purchaser

      5.3      Other Deliveries


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      5.4      DELIVERY of Possession

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

      6.1      Organization, Good Standing and Power

      6.2      Enforceability and AUTHORIZATION OF AGREEMENT

      6.3      No Violation; Consents

      6.4      Financial Statements

      6.5      Accounts Receivable

      6.6      Inventory

      6.7      Absence of Certain Changes or Events

      6.8      Title to Properties; Absence of Liens and Encumbrances

      6.9      Proprietary Rights

      6.10     Contracts and Commitments

      6.11     Permits, Licenses

      6.12     Compliance with Laws

      6.13     Legal Proceedings

      6.14     Absence of Undisclosed Liabilities

      6.15     Books and Records

      6.16     Employees

      6.17     Labor Disputes

      6.18     ERISA

      6.19     No Finder

      6.20     Interest in Business

      6.21     Condition of Assets

      6.22     Affiliate Transactions

      6.23     Environmental Matters

      6.24     Insurance

      6.25     No Significant Items Excluded

      6.26     No Material Adverse Change

      6.27     Solvency

      6.28     Securities Law Matters

      6.29     Taxes

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      6.30     Completeness and Accuracy

ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF PURCHASER

      7.1      Organization, Good Standing, Power

      7.2      Authorization of Agreement and Enforceability

      7.3      No Violations; Consents

      7.4      Legal Proceedings

      7.5      Financial Capacity

      7.6      No Finder

ARTICLE VIII   COVENANTS OF SELLER PRIOR TO CLOSING DATE


      8.1      Required Actions
               8.1.1    Access to Information
               8.1.2    Conduct of Business
               8.1.3    Maintenance of Properties
               8.1.4    Maintenance of Books and Records
               8.1.5    Compliance with Applicable Law
               8.1.6    Performance of Obligations
               8.1.7    Approvals, Consents
               8.1.8    Notice of Material Damage
               8.1.9    Advise of Changes
               8.1.10   Update Schedules
               8.1.11   Pay Employees to Closing Date
               8.1.12   Termination; WARN Act
               8.1.13   Compliance with Agreement

      8.2      Prohibited Actions
               8.2.1    Sale of Purchased Assets
               8.2.2    Business Changes
               8.2.3    Incurrence of Material Obligations
               8.2.4    Incurrence of Liens
               8.2.5    Change in Employee Compensation and Benefits
               8.2.6    Publicity; Advertisement
               8.2.7    No Release
               8.2.8    No Termination or Modification

      8.3      No Merger, Etc.

ARTICLE IX     COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

      9.1      Required Actions
               9.1.1    Confidentiality
               9.1.2    Advise of Changes

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               9.1.3    Compliance with Agreement

         9.2   Investigation

         9.3   Approvals, Consents

ARTICLE X      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         10.1  Accuracy of Representations and Warranties

         10.2  Performance of Agreement

         10.3  Consents

         10.4  Seller's Certificate

         10.5  Secretary's Certificate

         10.6  Injunction

         10.7  Actions and Proceedings

         10.8  Net Working Capital

         10.9  Financing

         10.10 Opinion of Counsel

         10.11 Escrow Agreement

         10.12 Non-Compete Agreement

         10.13 Articles of Amendment

         10.14 Nielson Employment Agreement

         10.15 Welton Employment Agreement.

         10.16 Sutlive Employment Agreement.

         10.17 Arrangements with Employees

         10.18 Hy-Tech Memo of Understanding

         10.19 Appraisal Rights

         10.20 Release

         10.21 GMAC Loan

ARTICLE XI     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         11.1  Accuracy of Representations and Warranties

         11.2  Performance of Agreement

         11.3  Consents

         11.4  Purchaser's Certificate

         11.5  Secretary's Certificate

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         11.6  Injunction

         11.7  Actions or Proceedings

         11.8  Opinion of Counsel

ARTICLE XII    OBLIGATIONS AFTER THE CLOSING DATE

         12.1  Confidentiality

         12.2  Final Net Working Capital

         12.3  Transition of Employees

         12.4  Further Assurances of Seller

         12.5  Further Assurances of Purchaser

         12.6  Accounts Receivable Payment

ARTICLE XIII   TERMINATION

         13.1  Termination of Agreement

         13.2  Return of Documents

         13.3  Limitations on Remedies

ARTICLE XIV    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         14.1  Survival of Representations and Warranties

         14.2  Indemnification by Seller

         14.3  Limitations on Seller's and Shareholders' Obligations to
               Indemnify

         14.4  Indemnification by Purchaser

         14.5  Limitations on Purchaser's Obligation to Indemnify

         14.6  Procedures for Indemnification

         14.7  Payment of Indemnification Obligations

         14.8  Interest on Unpaid Obligations

         14.9  Set-Off

         14.10 Other Remedies

ARTICLE XV     GENERAL

         15.1  Expenses

         15.2  Press Releases and Public Announcements

         15.3  Waivers

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         15.4  Binding Effect; Benefits

         15.5  Notices

         15.6  Entire Agreement

         15.7  Counterparts

         15.8  Headings

         15.9  Governing Law and Choice of Forum

         15.10 Cooperation

         15.11 Severability

         15.12 Attorneys' Fees

         15.13 Successors and Assigns

EXHIBIT A - Purchaser Note
EXHIBIT B - Bill Of Sale
EXHIBIT C - Assignment and Assumption Agreement
EXHIBIT D - Escrow  Agreement
EXHIBIT E - Non-Compete Agreement
EXHIBIT F - Welton Employment Agreement
EXHIBIT G - Sutlive Employment Agreement
EXHIBIT H - Opinion of Barrett, Chapman & Ruta, P.A. EXHIBIT I - Press Release



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                            ASSET PURCHASE AGREEMENT
                            ------------------------

         ASSET PURCHASE AGREEMENT dated as of the 27th day of May 2004 by and among CYBER-TEST, INC., a Delaware corporation ("PURCHASER"), CYBER-TEST, INC., a Florida corporation ("SELLER"), and the shareholders of Seller identified on the signature pages of this Agreement (the "SHAREHOLDERS").

                                    RECITALS:

         This Agreement sets forth the terms and conditions upon which Purchaser has agreed to purchase from Seller, and Seller has agreed to sell to Purchaser, substantially all of the assets used by Seller in the conduct of its business.

         In consideration of the mutual agreements, covenants, representations and warranties contained herein, and in reliance thereon, Purchaser, Seller and the Shareholders, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1 "ACCOUNTS RECEIVABLE" shall mean as of any date all accounts receivable associated with Seller's business as of such date in accordance with GAAP consistently applied, other than from an Affiliate of Seller.

         1.2 "ACCRUED EXPENSES" shall mean as of any date accrued payroll and benefits and other accrued expenses as would appear on a balance sheet of Seller's business as of such date prepared in accordance with GAAP consistently applied, including those described in SCHEDULE 1.2, but excluding any amounts payable to Affiliates of Seller and any compensation to Employees or others contingent upon or payable as a result of the transactions contemplated hereby.

         1.3 "ACT" shall mean Advanced Communications Technologies, Inc.

         1.4 "AFFILIATE" shall mean any company or other entity which controls, is controlled by or is under common control with the designated Party. For purposes of the foregoing, ownership, directly or indirectly, of twenty percent (20%) or more of the voting stock or other equity interest in a business shall be deemed to constitute control.

         1.5 "AGREEMENT" shall mean this Asset Purchase Agreement.


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         1.6  "ANCILLARY  AGREEMENTS"  shall mean the  documents  referred to in
Sections 5.1.1, 5.1.2, 5.1.6, 5.1.7, 5.1.10 and 5.3.1.

         1.7 "ARTICLES OF  AMENDMENT"  shall have the meaning given such term in
Section 3.5.2.

         1.8 "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning given to it in Section 5.1.2.

         1.9 "ASSUMED  LIABILITIES" shall have the meaning given to such term in
Section 4.2.

         1.10 "BALANCE SHEETS" shall have the meaning given such term in Section 6.4.

         1.11  "BALANCE  SHEET DATE"  shall have the meaning  given such term in
Section 6.4.

         1.12  "BILL  OF SALE"  shall  have the  meaning  given to such  term in
Section 5.1.1.

         1.13 "BOOKS AND RECORDS" shall have the meaning given to it in Section 6.15.

         1.14 CLOSING" shall have the meaning given to such term in Section 2.3.

         1.15 "CLOSING BALANCE SHEET" means the balance sheet of Seller as at 11:59 p.m. EST on the day immediately preceding the Closing Date prepared by Seller in accordance with GAAP reflecting the Purchased Assets and Assumed Liabilities at Closing.

         1.16  "CLOSING  DATE"  shall  have the  meaning  given to such  term in
Section 2.3.

         1.17 "CLOSING DATE NET WORKING CAPITAL" shall mean the Net Working Capital of Seller based on the Closing Balance Sheet.

         1.18 "CLOSING INVENTORY" shall mean all Inventory of Seller on the Closing Date.

         1.19 "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         1.20 "CONFIDENTIAL INFORMATION" shall have the meaning given to such term in Section 12.1.

         1.21  "EARN-OUT  SHARES"  shall  have the  meaning  given  such term in
Section 3.5.1.1.


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         1.22 "EBIDTA" shall mean earnings before interest,  depreciation, taxes and amortization.

         1.23 "EMPLOYEE" shall mean any individual employed by Seller as listed on SCHEDULE 1.23 (such Schedule being subject to change between the date hereof and the Closing Date as a result of employee changes in the ordinary course of business consistent with past practices).

         1.24 "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         1.25 "ENVIRONMENTAL LAW" shall mean any federal (including, but not limited to, the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ., the Comprehensive Environmental Response, Compensation and
Liability Act, 42 U.S.C. Sections 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the River and Harbor Act, 33 U.S.C. Section 407, and the Occupational Safety and Health Act, 29 U.S.C.
Section 651 ET SEQ.), state or local statute, ordinance or promulgated rule or regulation, any judicial or administrative order or judgment (whether or not by consent), any duties imposed by common law and any provision or condition of any permit, license or other operating authorization relating to (i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Regulated Substance or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Regulated Substance.

         1.26 "ENVIRONMENTAL LOSSES" shall mean (i) all Losses imposed or incurred under Environmental Law resulting from the storage or disposal or the emission, discharge, release or threatened release into the environment, by any Person of any Regulated Substance at the Leased Property at any time prior to the Closing Date, (ii) all Losses resulting from the presence of any Regulated Substance at any location other than the Leased Property at any time prior to the Closing Date and (iii) all Losses resulting from the migration, leaking, leaching, flowing, emitting or other movement of Regulated Substances from the Leased Property or any such location at anytime prior to the Closing Date, in each case requiring investigation, removal or remediation under Environmental Law.

         1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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         1.28 "ERISA PLANS" shall mean defined benefit pension plans and defined contribution pension plans qualified under Section 401(a) of the Code.

         1.29  "ESCROW  AGREEMENT"  shall  have the  meaning  given such term in
Section 5.1.6.

         1.30 "EXCLUDED ASSETS" shall mean those assets that are not included in the sale contemplated hereby and as are further defined in Section 2.2.

         1.31 "FINAL NET WORKING CAPITAL" shall mean the Net Working Capital of Seller on the Closing Date as determined by Purchaser after Closing in accordance with Section 3.3.3.

         1.32 "GAAP" shall mean, as of the applicable date, generally accepted accounting principles in the United States of America, consistently applied.

         1.33 "INDEMNIFIED LIABILITIES" shall mean, collectively, Seller's Indemnified Liabilities and Purchaser's Indemnified Liabilities.

         1.34 "INDEMNIFIED PARTY" shall mean either a Seller Indemnified Party or a Purchaser Indemnified Party, as the context so requires.

         1.35 "INVENTORY" shall mean the inventory of Seller, including raw materials, supplies, work in process and finished goods.

         1.36 "KNOWLEDGE" or "TO THE KNOWLEDGE" of a party (or similar phrases) means to the extent of matters (i) which are actually known by such party or
(ii) which, based on facts of which such party is aware, would be known to a reasonable Person in similar circumstances, and when used in the context of Seller shall be deemed to include the knowledge of each of its executive officers.

         1.37 "LEASED PROPERTY" shall mean the real property leased by Seller pursuant to leases set forth on SCHEDULE 2.1.2 hereto.

         1.38 "LOSSES" shall mean all losses, costs, diminution in value, claims, liabilities, fines, penalties, damages and expenses, including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel and consultants, but after taking into account any insurance proceeds received by the party incurring the Losses (net of any premium increases resulting therefrom), any net tax benefits to such party resulting therefrom and any reserves on the books and records relating thereto.

         1.39 "MATERIAL ADVERSE EFFECT" shall have the meaning given to such term in Section 6.3.


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         1.40 "NET WORKING CAPITAL" shall have the meaning given to such term in
Section 3.3.4.

         1.41 "NET WORKING CAPITAL ADJUSTMENT" shall mean the Final Net Working Capital less the Closing Date Net Working Capital.

         1.42 "NET WORKING CAPITAL CERTIFICATE" shall have the meaning given to such term in Section 3.3.3.

         1.43 "NON-COMPETE AGREEMENT" shall have the meaning given to such term in Section 5.1.7.

         1.44 "PARTY" shall mean either Seller, a Shareholder, or Purchaser, individually, as the context so requires, and the term "PARTIES" shall mean Seller, the Shareholders and Purchaser together.

         1.45 "PAYABLES" as of any date shall mean any of the accounts payable and notes payable of Seller as of such date in accordance with GAAP consistently applied, other than to an Affiliate of Seller.

         1.46  "PERMITS"  shall have the  meaning  given to such term in Section
6.11.

         1.47  "PERMITTED   ENCUMBRANCES"   shall  mean  those  Encumbrances  as
specifically set forth on SCHEDULE 1.47 hereto.

         1.48 "PERSON" shall mean any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

         1.49 "PREPAID EXPENSES" as of any date shall mean payments made by Seller, other than to an Affiliate of Seller, which constitute prepaid expenses of Seller in accordance with GAAP consistently applied.

         1.50 "PRODUCTS" shall mean any of the products manufactured, marketed, and/or sold by Seller as of the Closing Date.

         1.51 "PROPRIETARY  RIGHTS" shall have the meaning given to such term in
Section 6.9.1.

         1.52  "PURCHASE  PRICE"  shall have the  meaning  given to such term in
Section 3.1.

         1.53  "PURCHASED  ASSETS"  shall have the meaning given to such term in
Section 2.1.


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         1.54  "PURCHASER"  shall  have the  meaning  given to such  term in the preamble of this Agreement.

         1.55 "PURCHASER GENERAL LIABILITIES" shall have the meaning given to such term in Section 14.4.

         1.56 "PURCHASER INDEMNIFIED PARTY" shall have the meaning given to such term in Section 14.2.

         1.57  "PURCHASER  NOTE"  shall have the  meaning  given to such term in
Section 3.1.1.2.

         1.58 "REGULATED SUBSTANCE" shall mean any substance that is identified (by listing or characteristic) and regulated (or the clean-up of which can be required) by any federal, state or local law or regulation intended to protect the environment or the public health or welfare, including, but not limited to, the statutes, ordinances or regulations relating to clean air, clean water, hazardous and solid waste disposal, safe drinking water, endangered species, occupational safety and health, oil spill prevention, groundwater protection and toxic substances control, among others.

         1.59 "SELLER" shall have the meaning given to such term in the preamble of this Agreement.

         1.60 "SELLER GENERAL LIABILITIES" shall have the meaning given to such term in Section 14.2.

         1.61 "SELLER INDEMNIFIED PARTY" shall have the meaning given to such term in Section 14.4.

         1.62 "SHAREHOLDER" shall have the meaning given to such term in the preamble of this Agreement.

         1.63  "SUTLIVE"  shall have the  meaning  given to such term in Section
4.3.2

         1.64 "SUTLIVE EMPLOYMENT AGREEMENT" shall have the meaning given to such term in Section 5.3.2

         1.65 "TARGET NET WORKING CAPITAL" shall mean the Net Working Capital of Seller in the amount of $1,122,000.00.

         1.66 "TAXES" shall mean all taxes, duties, charges, fees, levies or other assessments imposed by any taxing authority, including, without limitation, income, gross receipts, value -added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on, minimum, estimated and franchise taxes (including any interest,

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penalties or additions attributable to or imposed on or with respect to any such assessment).

         1.67 "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 1201 ET SEQ.

         1.68  "WELTON"  shall  have the  meaning  given to such term in Section
4.3.1.

         1.69 "WELTON EMPLOYMENT AGREEMENT" shall have the meaning given to such term in Section 5.3.1.

         1.70  USAGE.

               1.70.1 INTERPRETATION. In this Agreement, unless a clear contrary intention appears:

                      (i) the singular number includes the plural number and vice versa;

                      (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                      (iii) reference to any gender includes each other gender;

                      (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                      (v) reference to any legal requirement means such legal requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any legal requirement means that provision of such legal requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                      (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed referenced to this Agreement as a whole and not to any particular Article Section or other provision hereof, unless otherwise stipulated;

                      (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                      (viii)"or" is used in the inclusive sense of "and/or";

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                      (ix) with  respect to the  determination  of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                      (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

               1.70.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

               1.70.3 LEGAL REPRESENTATION OF THE PARTIES. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.


                                  ARTICLE II.
                   TRANSFER OF ASSETS AND PROPERTIES; CLOSING

         2.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, and based upon the representations and warranties contained in this Agreement, at the Closing, Seller shall sell and convey to Purchaser, free and clear of all Encumbrances (other than Permitted Encumbrances), and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible, wherever situated which are used or useful in the conduct of Seller's business (the "PURCHASED ASSETS"), including, without limitation, the following:

               2.1.1 all machinery,  equipment, leasehold improvements,  trucks, automobiles, supplies, materials, office furniture and office equipment, computing and telecommunications equipment and other items of personal property that are owned or leased by Seller and used in connection with Seller's business, wherever located;

               2.1.2 all of the leases and  agreements  identified  in  SCHEDULE
2.1.2 hereto;

               2.1.3 all customer lists, sales data, catalogs, brochures, suppliers, names, mailing lists, art work, photographs and advertising material that relate to Seller's business, whether in electronic form or otherwise;

               2.1.4 all governmental permits, licenses, registrations, orders and approvals relating to Seller's business, including those listed in SCHEDULE
2.1.4 hereto, to the extent such permits, licenses, registrations, orders and approvals are transferable to Purchaser;

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               2.1.5  all  trade  secrets,   secret  processes  and  procedures,
engineering,   production,   assembly,  design,  installation,  other  technical
drawings  and   specifications,   working  notes  and  memos,   market  studies,
consultants' reports, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible, of Seller relating to its business;

               2.1.6 all patents, trademarks, trademark registrations, trade names, service marks, copyrights and copyright registrations including, without limitation, those described in SCHEDULE 2.1.6;

               2.1.7 all other records of Seller, including property records and copies of personnel records of Employees who become employees of Purchaser;

               2.1.8 all right, title and interest of Seller in and to the goodwill incident to its business;

               2.1.9 all Closing Inventory;

               2.1.10 all Accounts Receivable existing on the Closing Date;

               2.1.11 all deposits and prepaid expenses, claims for refunds and rights to offset of, or for the benefit of, Seller's business on the Closing Date;

               2.1.12 any insurance policies maintained by Seller with respect to its business;

               2.1.13 All accounts receivable from Affiliates of Seller existing on the Closing Date;

               2.1.14 cash and cash equivalents on hand or in bank accounts and all short-term investments;

               2.1.15 assets constituting any pension or other funds for the benefit of Employees;

               2.1.16 all computer applications software, owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., order processing, manufacturing, process control, shipping, etc.) and all computer operating, security or programming software, owned or licensed by Seller; and

               2.1.17 all other assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties, all telephone numbers, telecopier numbers, websites, domain


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names,  and email  addresses)  relating  to the  Purchased  Assets  or  Seller's business, regardless of whether any value is ascribed thereto in Seller's financial statements.

Notwithstanding the foregoing provisions of this Section 2.1, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any liability or obligation related to the Purchased Assets, unless such liability or obligation is expressly included in the Assumed Liabilities.

         2.2 EXCLUDED ASSETS. Notwithstanding Section 2.1, the following assets of Seller (collectively, the "EXCLUDED ASSETS") shall be excluded from this Agreement, and shall not be assigned or transferred to Purchaser:

               2.2.1  the   consideration   paid  to  Seller  pursuant  to  this
Agreement;

               2.2.2 corporate minute books, stock books and corporate seals;

               2.2.3 any shares of capital stock of Seller held in treasury;

               2.2.4 any shares of capital stock of any other Person owned by Seller;

               2.2.5 any claims and rights against third parties (including, without limitation, insurance carriers), to the extent they relate to liabilities or obligations that are not assumed by Purchaser hereunder (except to the extent Purchaser shall have incurred costs and expenses with respect to such claims and rights);

               2.2.6 claims for refunds of Taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date;

               2.2.7 all Books and Records that Seller is required by law to retain in its possession;

               2.2.8 assets listed on SCHEDULE 2.2.8; and

               2.2.9 all rights of Seller under this Agreement and the Ancillary Agreements.

         2.3 CLOSING; EFFECTIVE TIME. Subject to the satisfaction or waiver, if permissible, of the conditions set forth in Articles X and XI, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street, 9th Floor, Philadelphia, PA 19102, on June 1, 2004, or on such other date as may be agreed upon by Purchaser and Seller (the "CLOSING DATE"). The parties agree that the Closing can be accomplished via overnight delivery of executed documents by representatives of Seller, together with other procedural safeguards. The conveyance of the Purchased Assets shall be effective as of 7:00 a.m. local

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time, at the respective  locations of such Purchased Assets, on the Closing Date
(the "EFFECTIVE TIME").

                                  ARTICLE III.
                                 PURCHASE PRICE

         3.1 PURCHASE PRICE. Subject to any adjustments pursuant to Section 3.3, as and for the purchase price for the Purchased Assets (the "PURCHASE PRICE"):

              3.1.1 Purchaser shall pay and deliver to Seller the following at the Closing:

                      3.1.1.1 The sum of Three Million Dollars ($3,000,000.00) in immediately available funds, by wire transfer to Seller's designated bank account; and

                      3.1.1.2 A senior unsecured 6% promissory note of Purchaser in the original principal amount of Five Hundred Thousand Dollars ($500,000.00) substantially in the form of EXHIBIT "A" hereto (the "PURCHASER NOTE").

              3.1.2 Purchaser shall issue and deliver to Seller 50,000,000 shares of restricted common stock of ACT (priced at $.01 per share or $500,000 in the aggregate) in accordance with Section 3.5, provided that the conditions set forth in Section 3.5.1 are satisfied.

         3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated in accordance with SCHEDULE 3.2. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in SCHEDULE 3.2 for all Tax purposes and in all filings, declarations, and reports with the Internal Revenue Service, including reports required to be filed under Section 1060 of the Code. Purchaser shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing to be filed with the Internal Revenue Service. Seller shall have ten (10) business days upon receipt of the IRS Form 8594 to confirm the accuracy of the allocation before the form is submitted to the IRS. In any proceeding related to the determination of any Tax, neither Purchaser nor Seller shall contend or represent that such allocation is not a correct allocation.

         3.3   CERTAIN PRICE ADJUSTMENTS.

               3.3.1 On the Closing Date, Seller shall deliver to Purchaser a Closing Balance Sheet and a certificate setting forth the Closing Date Net Working Capital, which shall in no event be less than $750,000.00.

               3.3.2 In the event the Closing Date Net Working Capital is less than the Target Net Working Capital, the cash portion of the Purchase Price shall be decreased dollar-for-dollar by the amount of the difference. In the event the Closing Date Net Working Capital is greater than the Target Net

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Working  Capital,  the original  principal amount of the Purchaser Note shall be increased by such amount.

               3.3.3 As soon as practicable following the Closing Date, but not later than sixty (60) days thereafter, Purchaser shall review the Closing Balance Sheet and the Closing Date Net Working Capital, shall prepare or cause to be prepared, and shall submit to Seller a certificate (the "NET WORKING CAPITAL CERTIFICATE") setting forth (i) the Final Net Working Capital and (ii) the Net Working Capital Adjustment, if any. In the event there is a Net Working Capital Adjustment, Purchaser and Seller shall immediately execute an amendment to the Purchaser Note (i) decreasing the original principal amount thereof, if the Net Working Capital Adjustment is negative, or (ii) increasing the original principal amount thereof, if the Net Working Capital Adjustment is positive. In either event, accrued interest on the principal amount of the Purchaser Note shall be adjusted accordingly.

               3.3.4 For purposes of this Agreement, "NET WORKING CAPITAL" as of any date shall be deemed to be the aggregate dollar value determined in accordance with GAAP represented by: (i) cash and cash equivalents, (ii) Accounts Receivable (net of an allowance for bad debts determined in accordance with GAAP), (iii) Inventory and (iv) Prepaid Expenses, less (y) Payables and (z) Accrued Expenses.

               3.3.5 In the event Seller does not agree with the Final Net Working Capital and the Net Working Capital Adjustment, within five (5) days after delivery of the Net Working Capital Certificate, the Parties shall (i) retain as arbitrator an independent accounting firm as may be mutually agreed upon by the Parties to review such matters as to which written agreement has not be reached and (ii) request such arbitrator to act as promptly as practicable in accordance with its own rules to resolve all such disputed matters within ten
(10) days after being retained by the Parties. Upon resolution by such arbitrator to its satisfaction of all such disputed matters, such arbitrator shall cause to be prepared and shall deliver to the Parties a certificate setting forth the amount of Net Working Capital as of the Closing Date. The decision of such arbitrator shall be final, non-appealable and binding on Seller and Purchaser, and the fees and expenses, if any, of such arbitrator shall be paid in full by the non-prevailing Party. Seller and Purchaser hereby stipulate to the value of the inventory and receivables set forth on SCHEDULE 3.3.5 hereto.

         3.4 TRANSFER TAXES. Each of Purchaser and Seller shall bear and be responsible for the payment of one half of all Taxes (excluding Taxes based on or measured by income) that are or may be imposed by any government or political subdivision thereof and that are payable or arise as a result of this transfer of the Purchased Assets, notwithstanding the Party upon which such Taxes are actually imposed. Purchaser shall furnish to Seller properly completed sales tax resale exemption certificates for any Taxes from which Purchaser claims to be exempt as provided in Rule 12A-1.038, Florida Administrative Code or related statutory provisions.

         3.5  RELATED MATTERS.


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              3.5.1  EARN-OUT

                     3.5.1.1 EARN-OUT SHARES. On June 30 of each year during the three (3) year period commencing July 1, 2004 and ending June 30, 2007, Seller shall have the right to receive 16,666,667 shares of ACT's common stock at a price per share of $.01 (the "EARN-OUT SHARES"), provided that Purchaser achieves the Milestones (as defined below) during such year. In the event that Purchaser does not achieve the Milestones during any year, the Earn-Out Shares for such year shall be forfeited and, except as provided below, Seller shall have no right to re-earn such Earn-Out Shares in a future year; provided further that such number of Earn-Out Shares shall be adjusted accordingly for stock-splits, reverse stock-splits and other recapitalizations effected by ACT. Notwithstanding the foregoing, in the event the Milestones are not achieved in a given year, the board of directors of ACT shall have the right in its sole and absolute discretion, to grant to Seller all or a portion of the Earn-Out Shares that could have been earned during such year.

         For purposes hereof, "MILESTONES" shall mean the following revenue and EBIDTA goals of Purchaser for the applicable year:

         FISCAL YEAR END               REVENUES                 EBIDTA
         ---------------               --------                 ------

          June 30, 2005               $  6,600,000              $  500,000
          June 30, 2006               $  8,600,000              $  860,000
          June 30, 2007               $ 11,600,000              $1,400,000

         That Parties agree that Purchaser shall be a stand alone entity for purposes of calculating EBIDTA and that extraordinary expenses of any Affiliate of Purchaser shall not be considered in calculating EBIDTA. Notwithstanding the foregoing, extraordinary expenses of Purchaser for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, in an amount not to exceed $25,000, shall not be considered for purposes of calculating EBIDTA for the 12-month period ending June 30, 2005. Moreover, neither the repayment of the Purchaser Note nor any interest or expenses incurred by Purchaser in connection with the Purchase Price shall be included in the calculation of EBIDTA for purposes of determining whether the Milestones have been met.

                     3.5.1.2 WELTON EMPLOYMENT. In the event that Welton's employment with Purchaser or any of its Affiliates is terminated for any reason other than (i) by the Company without "cause" (as defined in the Welton Employment Agreement) or (ii) due to Welton's death or disability (as provided in the Welton Employment Agreement) prior to the expiration of the initial Employment Period (as defined in the Welton Employment Agreement), all of the Earn-Out Shares shall be forfeited by Seller in their entirety, and Purchaser and its Affiliates shall have no further obligations to Seller with respect to the Earn-Out Shares. In the event Welton's employment with Purchaser and its Affiliates is terminated (i) by Purchaser and its Affiliates without "cause" or
(ii) due to Welton's death or disability prior to the expiration of the initial Employment Period, Seller shall be permitted to retain solely those Earn-Out Shares previously earned by Seller and placed in escrow up to and including the


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fiscal  year of  Purchaser  immediately  preceding  the year of  termination  of
Welton's employment with Purchaser and its Affiliates. In no event shall Seller have the right to receive any Earn-Out Shares for the fiscal year during, or any fiscal year after, which Welton's employment with Purchaser and its Affiliates is terminated.

                     3.5.1.3 ESCROW. Upon earning the Earn-Out Shares, if applicable, the Earn-Out Shares shall be placed in escrow with a mutually agreeable escrow agent, to be held by the escrow agent and released in accordance with the terms of the Escrow Agreement. Upon release from escrow, the Earn-Out Shares shall have piggyback registration rights, subject to customary underwriters' cutbacks.

               3.5.2 USE OF NAME. Immediately following the Closing, Seller shall cause an amendment to its Articles of Incorporation to be filed with the Secretary of State of the State of Florida (the "ARTICLES OF AMENDMENT"), changing Seller's name to a name bearing no resemblance to "Cyber-Test, Inc." At Closing, Seller shall deliver to Purchaser a duplicate original of such amendment, duly executed and suitable for filing. After the Closing, neither Seller nor any Shareholder shall use, or permit any of its or their Affiliates to use, the name "Cyber-Test, Inc." or any variant or derivative thereof. Seller shall execute and deliver to Purchaser, at or before the Closing, all consents requested by Purchaser to enable it to use the name "Cyber-Test" and will otherwise cooperate with Purchaser in connection therewith.

               3.5.3   NON-COMPETE.   At  Closing,   each  of  Seller  and  each
Shareholder shall deliver an executed counterpart to the Non-Compete Agreement.


                                  ARTICLE IV.
                   ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

         4.1 GENERAL LIMITATION ON ASSUMPTION OF LIABILITIES. Except for Permitted Encumbrances and as otherwise provided in Sections 4.2 and 4.4 below, Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances, and without any assumption of liabilities and obligations, and Purchaser shall not, by virtue of its purchase of the Purchased Assets or otherwise, assume or become responsible for any liabilities or obligations of Seller or any other Person. For purposes of this Section 4.1, the phrase "liabilities and obligations" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         4.2 ASSUMED LIABILITIES AND OBLIGATIONS. Subject to the other provisions hereof, on the Closing Date, Purchaser shall assume and thereafter discharge the following, and only the following, liabilities and obligations,

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excluding any liabilities and obligations to Affiliates of Seller (collectively, the "ASSUMED LIABILITIES"):

               4.2.1 all obligations of Seller accruing subsequent to the Closing Date under the contracts, leases, agreements, orders, guarantees and commitments identified in SCHEDULE 2.1.2; PROVIDED that the rights thereunder have been duly and effectively assigned to Purchaser; PROVIDED FURTHER, that Purchaser shall not assume or discharge any obligation relating to a breach of the terms of a contract, lease, agreement, order, guarantee or commitment caused by the assignment thereof to Purchaser at the Closing;

               4.2.2 all obligations of Seller accruing after the Closing Date under the permits and licenses identified in SCHEDULE 2.1.4; PROVIDED that the rights thereunder have been duly and effectively assigned to Purchaser;

               4.2.3 the Payables and Accrued Expenses reflected on the books of Seller at the Closing Date and included in the calculation of the Net Working Capital pursuant to Section 3.3.4 hereof; and

               4.2.4 service obligations and express warranty obligations of Seller to repair or replace defective goods sold by Seller under the terms of any written contract, commitment or sale transaction entered into in the ordinary course of business relating to products shipped not more than ninety
(90) days prior to the Closing Date; PROVIDED, that Purchaser assumes no obligation of Seller for incidental or consequential damages or for any personal injury, or for intellectual property infringement, the sole warranty obligation of Purchaser assumed hereunder being the obligation to repair or replace defective goods.

Except for the obligations expressly assumed by Purchaser pursuant to the foregoing provisions of this Section 4.2, it is understood and agreed that Purchaser does not and will not assume or become obligated to pay or perform with respect to third parties any debts, liabilities, contracts or other obligations of Seller or its Affiliates, whether now existing or hereafter arising, for which Seller or any of its Affiliates is or may become liable however arising, including, without limitation, obligations arising pursuant to the law of contracts, tort, strict liability or other applicable laws, rules, regulations, or ordinances.

         4.3   OFFER OF EMPLOYMENT.

               4.3.1 At Closing, Lisa Welton ("WELTON") shall be required to execute and deliver an employment agreement to serve, for an initial term of three (3) years, as Executive Vice President of Encompass Group Affiliates, Inc., President and Chief Executive Officer of Purchaser, and such other executive and/or board positions of ACT or its respective subsidiaries, as may be determined by mutual agreement by Welton and ACT, in accordance with the terms of the Welton Employment Agreement. Prior to Closing, Seller shall release Welton from any obligations under her employment agreement with Seller, or at law. At Closing, Seller shall waive any and all rights with respect to Welton

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employment,  or the  termination  of  Welton's  employment,  including,  without limitation, any restriction on her employment or her activities.

               4.3.2 At closing, Tom Sutlive ("SUTLIVE") shall be required to execute and deliver an employment agreement to serve, for an initial term of three (3) years, in executive and/or board positions of Purchaser or its Affiliates, in accordance with the terms of the Sutlive Employment Agreement. Prior to Closing, Seller shall release Sutlive from any obligations under his employment agreement with Seller, or at law. At Closing, Seller shall waive any and all rights with respect to Sutlive's employment, or the termination of Sutlive's employment, including, without limitation, any restriction on his employment or his activities.

               4.3.3 Purchaser shall have the right, but shall not be obligated, to offer employment to such other employees of Seller, as Purchaser deems appropriate in its sole discretion.

         4.4 VACATION LIABILITY. Purchaser shall assume liability for the vacation entitlement that each Employee who becomes an employee of Purchaser has accrued as of the Closing Date. Purchaser shall pay each such Employee's wages or salary during his or her vacation entitlement from Purchaser, when taken.

         4.5 OTHER EMPLOYEE BENEFITS. Seller agrees that, with respect to claims for workers' compensation and all claims under Seller's employee benefit programs by persons working for Seller arising out of events occurring prior to the Closing, whether reported or unreported as of the Closing and whether insured or uninsured (including, but not limited to, workers' compensation, life insurance, medical and disability programs), Seller shall, at its own expense, honor or cause its insurance carriers to honor such claims in accordance with the terms and conditions of such programs or applicable workers' compensation statutes. Without limiting the scope of the preceding sentence, Seller shall be responsible for any and all claims and liabilities arising out of or relating to
(i) its employment of the Employees, (ii) the termination by Seller of such the employment of any such Employee and (iii) the provision of any employee benefits to such Employees (and their beneficiaries and eligible dependents) attributable to their employment with, or their participation in any plans or programs maintained or contributed to by, Seller or any of its Affiliates.

                                   ARTICLE V.
                                     CLOSING

         5.1 DELIVERIES BY SELLER. At the Closing, Seller and each Shareholder, as applicable, shall execute and deliver the following instruments:

               5.1.1 a general bill of sale substantially in the form of EXHIBIT "B" hereto (the "BILL OF SALE"), transferring to Purchaser good and indefeasible title to all of the tangible personal property included in the Purchased Assets,

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subject only to Permitted Encumbrances and the Assumed Liabilities;

               5.1.2 an instrument of assignment and assumption substantially in the form of EXHIBIT "C" hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), assigning to Purchaser all of Seller's right, title and interest in each of the contracts, leases, licenses and other agreements included in the Purchased Assets, together with all consents of third parties that are required to make each such assignment effective as to such third parties;

               5.1.3 Seller's Certificate referred to in Section 10.4 hereof;

               5.1.4 the Secretary's Certificate referred to in Section 10.5 hereof;

               5.1.5 executed consents referred to in Section 10.3 hereof;

               5.1.6  an  executed   counterpart  to  an  escrow   agreement  in
substantially the form of EXHIBIT "D" hereto (the "ESCROW AGREEMENT");

               5.1.7 an executed counterpart to a non-compete agreement in substantially the form of EXHIBIT "E" hereto (the "NON-COMPETE AGREEMENT");

               5.1.8 the Articles of Amendment;

               5.1.9 Such additional instruments of conveyance and transfer as Purchaser may reasonably require in order to more effectively vest in it, and put it in possession of, the Purchased Assets.

         5.2 DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver the following to Seller:

               5.2.1 the cash portion of the Purchase Price required by Section 3.1.1;

               5.2.2 the Purchaser Note; and

               5.2.3 the Assignment and Assumption Agreement.

         5.3 OTHER DELIVERIES. At the Closing,

               5.3.1 Welton shall deliver to Purchaser an executed counterpart of an employment agreement in substantially the form of EXHIBIT "F" hereto (the "WELTON EMPLOYMENT AGREEMENT").


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               5.3.2 Sutlive shall deliver to Purchaser an executed  counterpart of an employment agreement in substantially the form of EXHIBIT "G" hereto (the "SUTLIVE EMPLOYMENT AGREEMENT").

         5.4 DELIVERY OF POSSESSION. Prior to the Closing Date, Seller shall take such actions as may be necessary or appropriate so that on the Closing Date, Purchaser shall be placed in actual possession and control of all of the Purchased Assets.

                                  ARTICLE VI.

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                              AND THE SHAREHOLDERS

         To induce Purchaser to enter into this Agreement, Seller and the Shareholders hereby jointly and severally make, as of the date hereof and as of the Closing Date, the following representations and warranties to Purchaser, except as otherwise set forth in written disclosure schedules (the "SCHEDULES") delivered to Purchaser on or prior to the date hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article VI setting forth certain exceptions to the representations and warranties contained in this Article VI and certain other information required by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein.

         6.1 ORGANIZATION, GOOD STANDING AND POWER. Seller is a corporation duly organized, validly existing an in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own and lease the Purchased Assets and to carry on its business, to own or use the properties and assets that it purports to own and use, to perform all its obligations under contracts to which it is, or may become, a party, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. SCHEDULE 6.1 contains a complete and accurate list of jurisdictions in which Seller is required to be qualified, and/or is qualified, to do business as a foreign corporation. Seller has no subsidiaries and does not own any shares of capital stock or other securities of any Person.

         6.2 ENFORCEABILITY AND AUTHORIZATION OF AGREEMENT . This Agreement constitutes, and the Ancillary Agreements to which Seller and each Shareholder is a party, upon Seller's and each Shareholder's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Seller and each Shareholder, enforceable against each of them in accordance with their respective terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and each Ancillary Agreement to which is it a party; and Seller has taken all necessary corporate action to

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authorize  the  execution  and  delivery  of this  Agreement  and the  Ancillary
Agreements, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby. Each Shareholder has all necessary legal capacity to enter into this Agreement and the Ancillary Documents to which they are a party and to
perform  his  or  her  obligations  hereunder  and  thereunder.   There  are  no
shareholders of Seller, other than the Shareholders, and the Shareholders have waived any and all appraisal rights they may have under Florida law.

         6.3 NO VIOLATION; CONSENTS. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the articles of incorporation, as amended, or bylaws of Seller or resolutions of Seller's board of directors or shareholders, (ii) cause Purchaser to become subject to, or become liable for the payment of any Tax, (iii) violate, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Seller, its business or the Purchased Assets are subject, (iv) violate any judgment, order, writ or decree of any court applicable to Seller, its business or the Purchased Assets,
(v) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any contract, agreement or instrument to which Seller is a party or any of the Purchased Assets is bound or
(vi) result in the creation or imposition of any Encumbrance upon the Purchased Assets, which violation, conflict, breach, default, acceleration or Encumbrance, or the failure to make or obtain such filing, consent, authorization or approval, with respect to the matters specified in clauses (iii) through (vi) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, earnings or prospects of Seller or owning of the Purchased Assets (a "MATERIAL ADVERSE EFFECT") or prevent or delay the consummation of the transactions contemplated by this Agreement. Neither Seller nor any Shareholder is required to give any notice to or obtain any consent from any Person in connection with the execution or the consummation or performance of any of the transactions contemplated hereby.

         6.4 FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of (i) the balance sheets of Seller's business at December 31, 2003 (the "DECEMBER BALANCE SHEET"), 2002 and 2001 and the related statements of income and cash flows for the years then ended, certified by Chatham, Seland & Lashley, P.A., independent public accountants; and (ii) unaudited balance sheets of Seller at March 31, 2004 (the "MARCH BALANCE SHEET" and together with the December Balance Sheet, the "BALANCE SHEETS") and 2002 and related statements of income and cash flows for the periods then ended. True and correct copies of such financial statements are attached hereto as SCHEDULE 6.4. The foregoing financial statements have been, and the Closing Balance Sheet will be, prepared in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein. Such financial statements, including the related notes, fairly present, and the Closing Balance Sheet will fairly present, the

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financial  position of Seller's  business at the dates indicated and the results of operations and cash flows of Seller's business for the periods then ended in accordance with GAAP. References in this Agreement to the "BALANCE SHEET DATE" shall be deemed to refer to December 31, 2003.

         6.5 ACCOUNTS RECEIVABLE. All Accounts Receivable as set forth on the Balance Sheets and the Closing Balance Sheet (i) have or will have arisen only in the ordinary course of business consistent with past practice for goods sold and delivered or services performed and (ii) are or will be collectible in full at the recorded amounts thereof (subject to no defenses, setoffs or counterclaims) in the ordinary course of business (without resort to litigation or assignment to a collection agency) no later than ninety (90) days after the Closing Date, net of any allowance for bad debts reflected on the Balance Sheets.

         6.6 INVENTORY. The Inventory as set forth on the Balance Sheets and the Closing Balance Sheet was or will be acquired and maintained in accordance with the regular business practices of Seller's business, consists or will consist of new, defective and unused items of a quality and quantity useable or saleable in the ordinary course of business consistent with past practice, and is or will be valued in accordance with GAAP consistently applied and, with respect to Inventory intended for sale, was or will be saleable at prices at least equal to the value thereof on the books of Seller. Seller is not in possession of any inventory not owned by Seller, including goods already sold.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date, in its conduct of its business, Seller has not:

               6.7.1 amended in any material respect or terminated any contract other than in the ordinary course of its business consistent with past practice;

               6.7.2 suffered the occurrence of any events that, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

               6.7.3 incurred any damage or destruction having a Material Adverse Effect by fire, storm, or similar casualty, whether or not covered by insurance;

               6.7.4 sold, transferred, replaced or leased any of the Purchased Assets or sold any Inventory at a discount, except for transactions in the ordinary course of its business consistent with past practice;

               6.7.5 waived or released any material rights with respect to the Purchased Assets or its business;

               6.7.6  transferred  or  granted  any  rights  to any  Proprietary
Rights;


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               6.7.7 entered into any transaction or made any  commitments  (for capital expenditures or otherwise) other than in the ordinary course of its business consistent with past practice;

               6.7.8 changed its methods of accounting;

               6.7.9 increased the compensation of Employees, except following normal review procedures or as reasonably deemed necessary in the ordinary course of its business consistent with past practice; or

               6.7.10 materially altered its conduct in its relations with suppliers or customers.

         6.8 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. Seller owns and will transfer to Purchaser at the Closing good, marketable and indefeasible title to all of the Purchased Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. Each of the leases covering real property is in full force and effect and constitutes the legal, valid and binding obligation of the lessor thereunder, enforceable in accordance with its terms.

         6.9  PROPRIETARY RIGHTS.

               6.9.1 SCHEDULE 2.1.6 hereto sets forth a correct and complete list of all patents, logos, trademarks, trade names, service marks and applications or registrations therefor used in and material to Seller's business, and SCHEDULE 6.9 sets forth a correct list of all inventions, intellectual property and trade secret assets used in and material to Seller's business (collectively, the "PROPRIETARY RIGHTS").

               6.9.2 Seller owns or possesses adequate licenses or other valid right, title and intent to use (without the making of any payment to others or the obligation or grant rights to others in exchange) all the Proprietary Rights free and clear of all Encumbrances. The Proprietary Rights included in the Purchased Assets constitute all such rights necessary to conduct its business in accordance with past practice and are being conveyed to Purchaser together with the other Purchased Assets. The validity of the Proprietary Rights and the rights therein of Seller has not been questioned in any litigation to which Seller is a party, nor has any such litigation been threatened. The conduct of Seller's business does not conflict with patent rights, licenses, trademark rights, trade name rights, copyrights or other intellectual property rights of others; and Seller has not received any notice from any third party that the Proprietary Rights conflict with any Person's intellectual property rights.

               6.9.3 No use of any Proprietary Rights owned by Seller has heretofore been, or is now being, made by any Person other than Seller. Seller has no Knowledge of any infringement of any Proprietary Rights owned or licensed by Seller. No present or former director or officer or employee, or consultant

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of Seller or any Affiliate of Seller has any interest in any of the  Proprietary
Rights.

               6.9.4 All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Proprietary Rights on behalf of Seller either (1) have been party to a "work-for-hire" arrangement or agreement with Seller, in accordance with applicable federal and state law, that has accorded Seller full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Seller as assignee that have conveyed to Seller full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

         6.10 CONTRACTS AND COMMITMENTS. Seller is not, with respect to the Purchased Assets or its business, a party to any written or oral:

               6.10.1 agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by another party, involving in any one case $5,000 or more;

               6.10.2 agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $5,000 or more;

               6.10.3 agreement, contract or commitment continuing over a period of more than six months from the date hereof or exceeding $5,000 in value;

               6.10.4  representative,   sales  agency,  dealer  or  distributor
agreement, contract or commitment;

               6.10.5 lease under which Seller is either lessor or lessee other than the leases included in the Purchased Assets;

               6.10.6 note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money (including, without limitation, loans to or from employees) or guarantee, pledge or undertaking of the indebtedness of any other Person;

               6.10.7 agreement, contract or commitment for any charitable or political contribution;

               6.10.8 agreement, contract or commitment limiting or restraining Seller or any successor or assign from engaging or competing in any lines of business with any Person;

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               6.10.9 license,  franchise,  distributorship  or other agreement, including those that relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used in Seller's business; or

               6.10.10 agreement, contract or commitment involving a sharing of profits, Losses, costs or liabilities by Seller with any other Person;

               6.10.11  agreement,  contract  or  commitment  that  contains  or
provides  for  an  express   undertaking  by  Seller  to  be   responsible   for
consequential or incidental damages; or

               6.10.12 any other material agreement, contract or commitment not made in the ordinary course of Seller's business.

               Each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on SCHEDULE 2.1.2 is valid and enforceable in accordance with its terms, the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. No such agreement, contract, commitment, lease or other instrument, document or undertaking contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. Each party to each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on SCHEDULE 2.1.2 is, and has been, in compliance with all terms and requirements applicable to each such party. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give Seller or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any agreement, contract, commitment, lease or other instrument, document or undertaking listed on SCHEDULE 2.1.2. No event has occurred or circumstance exists under or by virtue of any agreement, contract, commitment, lease or other instrument, document or undertaking listed on
SCHEDULE 2.1.2 that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Purchased Assets. There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Seller under any agreement, contract, commitment, lease or other instrument, document or undertaking listed on
SCHEDULE 2.1.2 with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made any demand for such renegotiation. Each agreement, contract, commitment, lease or other instrument, document or undertaking listed on SCHEDULE 2.1.2 has been entered into in the ordinary course of Seller's business and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any law, rule or regulation of any federal, state or local authority or agency. No advance payments have been received by Seller by or on behalf of any party to any of the agreements, contracts, commitments, leases and other instruments listed on SCHEDULE 2.1.2 for services to be rendered or products to be delivered to such party after the Closing Date. No consent or approval of any

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party  to any  agreement,  contract,  commitment,  lease  or  other  instrument, document or undertaking listed on SCHEDULE 2.1.2 is required for the execution of this Agreement or the consummation of the transactions contemplated hereby.

         6.11 PERMITS, LICENSES. Seller has all material permits, licenses, registrations, orders and approvals of federal, state or local government or regulatory bodies that are required to operate its business (including, without limitation, those required under any Environmental Law) (collectively, the "PERMITS") and Seller is in compliance with the material terms and conditions of the Permits. SCHEDULE 2.1.4 hereto sets forth a correct and complete list of all material Permits, each one of which is in full force and effect. No suspension or cancellation of any of the Permits has been threatened and no cause exists for such suspension or cancellation. Any Permits that cannot be transferred are identified as such on SCHEDULE 2.1.4 hereto.

         6.12 COMPLIANCE WITH LAWS. Seller has at all times conducted, and is presently conducting, its business so as to comply with all laws, rules, ordinances and regulations applicable to the conduct or operation of its business or the ownership or use of the Purchased Assets, in each case except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect. No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any laws, rules, ordinances or regulations applicable to it, or may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         6.13 LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding, investigation or inquiry pending before any federal, state or other court or governmental or administrative agency or threatened against Seller's business or any of the Purchased Assets, or relating to the transactions contemplated by this Agreement that could reasonably be expected to have a Material Adverse Effect, nor does Seller know or have reasonable grounds to know of any basis for any such claim, action, suit, proceeding, investigation, or inquiry. Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that relates to the Purchased Assets or its business or that might affect the transactions contemplated by this Agreement. No event has occurred or circumstance exists that is likely to give rise to or serve as a basis for the commencement of any such claim, action, suit, proceeding, investigation or inquiry.

         6.14 ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations (as defined in Section 4.1) relating to its business except (i) those liabilities and obligations set forth on the December Balance Sheet or the March Balance Sheet and not heretofore paid or discharged; (ii) those liabilities and obligations arising in the ordinary course of business consistent with past practice under any agreement, contract or commitment specifically disclosed on SCHEDULE 2.1.2 hereto; and (iii) those liabilities and obligations incurred in the ordinary course of its business consistent with past practice since March 31, 2004.

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         6.15  BOOKS  AND  RECORDS.  All  material  books of  account  and other financial records of Seller relating to its business (the "BOOKS AND RECORDS") are complete and correct in all material respects and have been made available to Purchaser. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all material respects with applicable laws, regulations and other requirements.

         6.16 EMPLOYEES. SCHEDULE 1.23 sets forth a true and correct list of all individuals employed by Seller in the conduct of its business and their present position and rate of compensation. No officer, director, agent, employee, consultant or contractor of Seller is bound by any contract, agreement or other investment that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (i) engage in or continue to perform any conduct, activity, duties or practice relating to Seller's business or (ii) to assign to Seller or Purchaser any rights to any invention, improvement or discovery. Seller has not violated, and upon consummation of the transaction contemplated hereunder will not violate, the WARN Act or any similar state or local requirement. During the ninety (90) day period prior to the date of this Agreement, Seller has terminated six (6) of its employees, whose names are listed on SCHEDULE 6.16 hereto. No terminated employees have filed a claim, or have a basis for any claim, against Seller.

         6.17 LABOR DISPUTES. Seller has complied in all respects with all legal requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements under all applicable legal requirements, the payment of social security taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties or other amounts, however designated, for failure to comply with any applicable legal requirement. There are no discrimination complaints nor any other kind of employment or labor related disputes against Seller in connection with its business pending before or threatened before any federal, state or local court or agency, and no dispute respecting minimum wage or overtime claims or other conditions or terms of employment exists. Seller's business has not experienced any labor disputes or any work stoppage due to labor disagreements within the past three years. With respect to its business
(i) there is no unfair labor practice charge or complaint against Seller pending or threatened before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage pending or threatened against or affecting Seller; and (iii) no question concerning representation has been raised within the past three years or is threatened respecting the Employees.

         6.18  ERISA.

               6.18.1 SCHEDULE 6.18 sets forth an accurate and complete list of each employee benefit plan at any time maintained, sponsored, or contributed to by Seller or with respect to which Seller has any liability (each a "PLAN" and collectively the "PLANS").

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               6.18.2  Except as  disclosed  on SCHEDULE  6.18,  Seller does not maintain, contribute to or have any liability under (or with respect to) any "defined benefit plan" (as such term is defined in ERISA ss. 3(35)), or any "multiemployer plan" (as such term is defined in ERISA ss. 3(37)). No asset of Seller is subject to any lien under ERISA or the Code. There are no pending or threatened actions, suits, investigations or claims with respect to any Plan (other than routine claims for benefits).

               6.18.3 Each Plan that is intended to be qualified under Code ss. 401(a) has received a determination from the Internal Revenue Service ("IRS") that such Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Plan.

               6.18.4 Each of the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with their terms and in compliance with the applicable provisions of ERISA, the Code and any other applicable laws. With respect to each Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

               6.18.5 Neither Seller nor any other "disqualified person" (within the meaning of Code ss. 4975) or any "party in interest" (within the meaning of ERISA ss. 3(14)) has engaged in any "prohibited transaction" (within the meaning of Code ss. 4975 or ERISA ss. 406) with respect to any of the Plans which could subject any of the Plans, Seller, or any officer, director or employee of any of the foregoing to a penalty or Tax under ERISA ss. 502(i) or Code ss. 4975.

               6.18.6 Each Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Code ss. 4980B ("COBRA") has been administered in compliance with such requirements. No Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of Seller other than as required pursuant to COBRA.

               6.18.7 With respect to each Plan, Seller has provided the Buyer with true, complete and correct copies of (to the extent applicable): (i) all documents pursuant to which any Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements);
(ii) the three most recent annual reports (Form 5500 series) filed with the IRS (with applicable attachments); and (iii) the most recent determination letter received from the IRS.

               6.18.8 Neither Seller nor any ERISA Affiliate of Seller has incurred any liability on account of a "partial withdrawal" or a "complete withdrawal" (within the meaning of ERISA ss.ss. 4205 and 4203, respectively) from a "multiemployer plan" (as such term is defined in ERISA ss. 3(37)), no such liability has been asserted, and there are no events and circumstances which could result in any such partial or complete withdrawal. Neither Seller

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nor any  ERISA  Affiliate  is  bound by any  contract  or  agreement  or has any obligation or liability described in ERISA ss. 4204.

         6.19 NO FINDER. Except as set forth on SCHEDULE 6.19, Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission, contingent or otherwise, in relation to, or in connection with, the transactions contemplated by this Agreement.

         6.20 INTEREST IN BUSINESS. Seller has not granted, and there is not outstanding, any option, right, agreement or other obligation pursuant to which any Person could claim a right to acquire in any way all or any part of, or interest in, Seller's business.

         6.21 CONDITION OF ASSETS. All tangible assets and properties which are part of the Purchased Assets are in good operating condition and repair and are suitable for immediate use in the ordinary course of Seller's business consistent with past practice and conform in all material respects to all applicable laws and regulations relating to their construction, use and operation.

         6.22 AFFILIATE TRANSACTIONS. SCHEDULE 6.22 hereto sets forth a summary of all purchases and sales of goods or services between Seller and Affiliates of Seller for the three years ended December 31, 2003 and all other transactions between Seller and its Affiliates during such three (3) year period. Except as set forth in SCHEDULE 6.22 hereto, Seller and its Affiliates provide no services or products to Seller's business.

         6.23  ENVIRONMENTAL MATTERS.

               6.23.1 Seller has not received any notice relating to its business or the Leased Property alleging any violation of any Environmental Law or any written request for information from any governmental agency or other Person pursuant to any Environmental Law and it is, with respect to its business and the Leased Property, in compliance in all material respects with all applicable Environmental Law.

               6.23.2 Except as authorized by any valid permit issued pursuant to an Environmental Law, there are no Regulated Substances released by Seller or any other Person on or beneath the Leased Property in quantities or concentrations that could give rise to obligations, responsibilities, liabilities or debts of Seller or Purchaser under any Environmental Law.

               6.23.3 Seller has not received any notice or order from any governmental agency or private or public entity in connection with its business advising it that Seller is responsible for or potentially responsible for remediation or paying for the cost of investigation or remediation of any Regulated Substance, and Seller has not entered into any agreements pertaining thereto;


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         6.24  INSURANCE.  SCHEDULE  6.24  sets  forth  a  complete  list of all insurance policies maintained by Seller or its Affiliates and all insurance policies known by Seller to have been maintained by any other Person which may provide any coverage for Losses, including, without limitation, Environmental Losses. All policies of insurance to which Seller is a party or that provide coverage to Seller (i) are valid, outstanding and enforceable, (ii) are issued by an insurer that is financially sound and reputable, (iii) provide adequate insurance coverage for the Purchased Assets and the operations of Seller for all risks to which Seller is normally exposed, and (iv) are sufficient for compliance with all legal requirements applicable to Seller and all contracts and agreements to which Seller is a party. Seller has not received any refusal of coverage or any notice that a defense will be afforded with reservation of rights or any notice of cancellation. Seller has paid all premiums due, and has otherwise performed all of its obligations, under each such insurance policy.

         6.25 NO SIGNIFICANT ITEMS EXCLUDED. Except for Excluded Assets, there are no assets or properties of Seller or agreements, contract or commitments to which Seller is a party that would be used or useful to the ongoing operation of Seller's business by Purchaser.

         6.26 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change

         6.27  SOLVENCY.

               6.27.1 Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated hereunder. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller's assets.

               6.27.2 Immediately after giving effect to the consummation of the transactions contemplated hereunder: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

         6.28  SECURITIES LAW MATTERS.

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               6.28.1 Seller is acquiring the Purchaser Note and, if applicable, the Earn-Out Shares for its own account and not with a view to its distribution with the meaning of Section 2(11) of the Securities Act of 1933, as amended.

               6.28.2 Each Seller and each Shareholder confirms that Purchaser has made available to Seller, each Shareholder and its and their respective representatives the opportunity to ask questions of the officers and management employees of Purchaser and to acquire such additional information about the business and financial condition of Purchaser as Seller has requested, and all such information has been received.

         6.29  TAXES.

               6.29.1 Seller has timely filed (including any applicable extension periods) all tax reports, returns and forms required to be filed by applicable federal, state, local or foreign tax laws on or before the Closing Date, and all such reports, returns and forms are correct and complete; copies of such tax returns have been delivered by Seller to Purchaser and all such returns are listed on SCHEDULE 6.29.1.

               6.29.2 Neither the Internal Revenue Service nor the Florida Department of Revenue or other state or local taxing authority (each, an "AUTHORITY"), has asserted any deficiencies with respect to any such tax returns. No state of facts exists or has existed that would constitute grounds for the assessment of any tax liability with respect to (i) the periods covered thereby not set forth on such tax returns or (ii) the period from the last such filed tax return to and including the Closing Date. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period.

               6.29.3 Seller has timely paid all federal, state, local and foreign Taxes to be due on or before the Closing Date from Seller by the Internal Revenue Service or any Authority. No tax liens have been filed on any property or assets of Seller and no claims are being asserted with respect to any Taxes.

               6.29.4 Except as set forth on SCHEDULE 6.29.4, Seller has complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has withheld all amounts required by law to be withheld from the wages or salaries of employees who are employed in Seller's business, and is not liable for any Taxes or other charges for failure to comply with such laws, rules and regulations.

         6.30 COMPLETENESS AND ACCURACY. All information set forth on any Schedule hereto is true, correct and complete. No representation or warranty of Seller contained in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements made therein not misleading. All contracts, permits and


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other  documents  and  instruments  furnished or made  available to Purchaser by
Seller are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto. There is no fact, development or threatened development (excluding general economic factors affecting business in general) that Seller has not disclosed to Purchaser in writing that has had a Material Adverse Effect or, so far as Seller can now foresee, could have a Material Adverse Effect.


                                  ARTICLE VII.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         To induce Seller to enter into this Agreement, Purchaser hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Seller:

         7.1 ORGANIZATION, GOOD STANDING, POWER. Purchaser is a corporation duly organized, validly existing an in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the Purchased Assets and to carry on its business, to own or use the properties and assets that it purports to own and use, to perform all its obligations under contracts to which it is, or may become, a party to execute and deliver this
Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it. Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         7.2 AUTHORIZATION OF AGREEMENT AND ENFORCEABILITY. This Agreement constitutes, and the Ancillary Agreements to which Purchaser is a party, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms. Purchaser has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby.

         7.3 NO VIOLATIONS; CONSENTS. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Purchaser or resolutions of Purchaser's board of directors or shareholders, (ii) violate, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Purchaser, its business or its assets are subject,
(iii) violate any judgment, order, writ or decree of any court applicable to Purchaser, its business or its assets, (iv) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under

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any contract,  agreement or  instrument to which  Purchaser is a party or any of its assets is bound or (v) result in the creation or imposition of any Encumbrance upon its assets, which violation, conflict, breach, default, acceleration or Encumbrance, or the failure to make or obtain such filing, consent, authorization or approval, with respect to the matters specified in clauses (ii) through (v) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on any of the assets of Purchaser or the results of operations of Purchaser's business or prevent or delay the consummation of the transactions contemplated by this Agreement.

         7.4 LEGAL PROCEEDINGS. There is no claim, action, suit, proceeding, investigation or inquiry pending before any federal, state or other court or governmental or administrative agency or threatened against Purchaser or any of Purchaser's properties, assets, operations or businesses that might prevent or delay the consummation of the transactions contemplated hereby.

         7.5 FINANCIAL CAPACITY. Purchaser has received a commitment letter from Cornell Capital Partners, L.P. providing for the borrowing by Purchaser of an amount sufficient to allow it to perform in a timely manner all of its obligations under this Agreement.

         7.6 NO FINDER. Except as set forth in SCHEDULE 7.6, Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

                                 ARTICLE VIII.

                    COVENANTS OF SELLER PRIOR TO CLOSING DATE

         8.1 REQUIRED ACTIONS. Between the date of this Agreement and the Closing Date, Seller covenants that it will, in the conduct of its business, except as otherwise agreed by Purchaser in writing:

               8.1.1 ACCESS TO  INFORMATION.  Give to Purchaser and its counsel, accountants,  consultants and other  representatives,  at their sole expense and risk, reasonable access, during normal business hours, to such of the properties, books, accounts, contracts and records of Seller as are relevant to the Purchased Assets and Seller's business, and furnish or otherwise make available to Purchaser all such information concerning the Purchased Assets and its business as Purchaser may reasonably request, provided that the confidentiality of any data or information so acquired shall be maintained as confidential by Purchaser and its representatives in accordance with Section 9.1.1.

               8.1.2 CONDUCT OF BUSINESS. Operate its business only in the usual, regular and ordinary manner as the business was conducted prior to the date hereof and, to the extent consistent with such operation, use its best efforts until the Closing Date to (i) preserve and keep intact its business,
(ii) keep  available  the  services  of the  Employees  and (iii)  preserve  its

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relationships with customers, suppliers and others having business dealings with
Seller in connection with its business.

               8.1.3 MAINTENANCE OF PROPERTIES. Maintain the Purchased Assets, whether owned or leased, in good repair, order and condition, in accordance with manufacturers' instructions and Seller's past practices, reasonable wear and tear excepted.

               8.1.4 MAINTENANCE OF BOOKS AND RECORDS. Maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice.

               8.1.5 COMPLIANCE WITH APPLICABLE LAW. Comply in all material respects with all laws applicable to the Purchased Assets and to the conduct of its business.

               8.1.6 PERFORMANCE OF OBLIGATIONS. Perform all the material obligations of Seller relating to the Purchased Assets and its business in accordance with the past practices of Seller.

               8.1.7 APPROVALS, CONSENTS. Use its best efforts to obtain in writing as promptly as possible all other approvals and consents required to be obtained by Seller in order to effectuate the transactions contemplated hereby and deliver to Purchaser copies of such approvals and consents.

               8.1.8 NOTICE OF MATERIAL DAMAGE. Give to Purchaser prompt written notice of any material damage by fire or other casualty upon the Purchased Assets or Seller's business.

               8.1.9 ADVISE OF CHANGES. Give prompt notice to Purchaser of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate in any respect and (ii) any material failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Purchaser of any development that occurs before the Closing that could reasonably be expected to result in a material adverse change to the Purchased Assets or Seller's business.

               8.1.10 UPDATE SCHEDULES. Promptly disclose to Purchaser any information contained in the representations and warranties of Seller contained in Article VI or in the Schedules to this Agreement which is no longer complete or correct (including furnishing updated financial statements); PROVIDED that no such disclosure shall be deemed to modify, amend or supplement Seller's representations and warranties.

               8.1.11 PAY EMPLOYEES TO CLOSING DATE. Pay all wages, salaries and other sums due Employees through the close of business on the day prior to the Closing Date.

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               8.1.12  TERMINATION;  WARN ACT.  Terminate the  employment of all
Employees as of the Closing Date. Comply, at its sole cost and expense, with the provisions of (i) the WARN Act and (ii) state laws, if any, applicable to such termination of employment.

               8.1.13 COMPLIANCE WITH AGREEMENT. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement.

         8.2 PROHIBITED ACTIONS. Between the date of this Agreement and the Closing Date, in the conduct of its business, Seller shall not, except as otherwise agreed by Purchaser in writing:

               8.2.1 SALE OF PURCHASED ASSETS. Sell, transfer, assign, lease, encumber or otherwise dispose of any of the Purchased Assets other than in the ordinary course of its business consistent with past practices.

               8.2.2 BUSINESS CHANGES. Change in any respect the character of its business.

               8.2.3 INCURRENCE OF MATERIAL OBLIGATIONS. Incur any fixed or contingent obligation or enter into any agreement, commitment or other transaction or arrangement that is not in the ordinary course of its business consistent with past practices.

               8.2.4 INCURRENCE OF LIENS. Subject to lien, security interest or any other Encumbrance, other than Permitted Encumbrances, any of the Purchased Assets.

               8.2.5 CHANGE IN EMPLOYEE COMPENSATION AND BENEFITS. Increase the rate of compensation paid, or pay any bonus, to anyone connected with its business, except for those increases or bonuses planned, in the ordinary course of business consistent with past practices, or establish or adopt any new pension or profit-sharing plan, deferred compensation agreement or employee benefit arrangement of any kind whatsoever covering or affecting Employees.

               8.2.6 PUBLICITY; ADVERTISEMENT. Except as required by law, publicize, advertise or announce to any third party, except as required pursuant to this Agreement to obtain the consent of such third party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby.

               8.2.7 NO RELEASE. Except in the ordinary course of its business consistent with past practices, cancel, release or relinquish any debts of or claims against others held by Seller with respect to its business or waive any rights relating to its business.

               8.2.8 NO TERMINATION OR MODIFICATION. Terminate or materially modify any lease, contract, governmental license, permit or other authorization or agreement affecting its business or the Purchased Assets or the operation thereof.

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         8.3 NO MERGER,  ETC.  Seller  shall not  directly  or  indirectly,  (a)
solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to (i) the sale or exchange of Seller's capital stock, (ii) the merger of Seller with, or the direct or indirect disposition of the Purchased Assets or its business to, any Person other than Purchaser or (iii) the licensing of Seller's Proprietary Rights or the Purchased Assets to any Person other than in the ordinary course of business consistent with past practice or (b) provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. Seller hereby represents that neither Seller nor any of its Affiliates is now engaged in discussions or negotiations with any party other than Purchaser with respect to any transaction of the kind described in clauses (a) (i) through (a) (iii) of the preceding sentence (a "PROPOSED ACQUISITION TRANSACTION"). Seller agrees not to, and to cause each of its Affiliates not to, release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party. Seller shall (w) immediately notify Purchaser (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (x) promptly notify Purchaser of the terms of any proposal which it may receive in respect of any such Proposed Acquisition
Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party, (y) promptly provide Purchaser with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (z) keep Purchaser informed of the status of such offer and the offeror's efforts and activities with respect thereto. In the event that Seller shall breach this Section, in addition to any other remedies which Purchaser may have under this Agreement, in law or in equity, Seller shall immediately upon written request of Purchaser, pay to Purchaser in cash or by wire transfer an amount equal to all costs, expenses (including all accounting and attorneys' fees), losses or liabilities incurred by Purchaser in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby, including, but not limited to, the due diligence review of Seller, the Purchased Assets, and Seller's business and obtaining the financing necessary to the consummation of this Agreement and the transactions contemplated hereby.

                                  ARTICLE IX.

                  COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

         9.1 REQUIRED ACTIONS. Between the date of this Agreement and the Closing Date, Purchaser shall, except as otherwise agreed by Seller in writing:

               9.1.1 CONFIDENTIALITY. Not publish or disclose and not authorize or permit any of its officers, employees, directors, agents or representatives or any third party to publish or disclose any trade secrets or other Confidential Information or any data or business or financial books, records or other information of or pertaining to Seller, which have been furnished to Purchaser by Seller or to which Purchaser, or any of its officers, employees, directors, agents, attorneys or accountants, or any financial institution have

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had access during any  investigation  made in connection with this Agreement and which is not otherwise available to Purchaser, except as required by law.

               9.1.2 ADVISE OF CHANGES. Advise Seller promptly in writing of any fact that, if known at the Closing Date, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any material respect by Purchaser of any of its representations, warranties, covenants or agreements hereunder.

               9.1.3 COMPLIANCE WITH AGREEMENT. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement (including using commercially reasonable efforts to satisfy the conditions set forth in the commitment letter referred to in Section 7.5).

         9.2 INVESTIGATION. Prior to the Closing, Purchaser shall use reasonable efforts to conduct its investigation of Seller's business in such a manner as to prevent disruption of relations with the employees, customers and suppliers of Seller.

         9.3 APPROVALS,  CONSENTS.  Assist Seller in fulfilling its covenants in
Section 8.1.7.

                                   ARTICLE X.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and the Shareholders contained in this Agreement shall have been true in all material respects (except those that contain an express materiality qualification which shall have been true in all respects) on the date hereof and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, without giving effect to any supplement to the Schedules.

         10.2 PERFORMANCE OF AGREEMENT. Seller and Shareholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it or them at or prior to the Closing Date.

         10.3 CONSENTS. Any third-party and governmental consents, approvals or authorizations necessary for the conveyance of the Purchased Assets or valid consummation of the transactions contemplated hereby shall have been obtained,

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including,  without limitation, the consent of WAM Enterprises to the assignment to Purchaser of that certain Lease dated July 31, 2001, between Seller and WAM Enterprises.

         10.4 SELLER'S CERTIFICATE. Purchaser shall have received a certificate from Seller and the Shareholders, dated as of the Closing Date, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the matters specified in Section 10.1, Section 10.2 and Section 10.3 hereof. The matters set forth in such certificate shall constitute representations and warranties hereunder.

         10.5 SECRETARY'S CERTIFICATE. Purchaser shall have received a certificate, dated the Closing Date, of the Secretary of Seller (i) with respect to the incumbency and specimen signature of each officer or representative of Seller executing this Agreement, the certificate referred to in Section 10.4 and the Ancillary Agreements to which Seller is a party and (ii) certifying as to
(a) the Articles of Incorporation of Seller, which shall be certified by the Secretary of State of Seller's state of incorporation not more than five (5) business days prior to the Closing Date, (b) the Bylaws of Seller, (c)
resolutions duly adopted by the board of directors of Seller and the Shareholders with respect to the transactions contemplated hereby and (d) a good standing certificate issued by the Secretary of State of Seller's state of incorporation not more than five (5) business days prior to the Closing Date.

         10.6 INJUNCTION. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a Material Adverse Effect or impose any additional financial obligation on, or require the surrender of any right by, Purchaser.

         10.7 ACTIONS AND PROCEEDINGS. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

         10.8 NET WORKING CAPITAL. The Closing Date Net Working Capital shall not be less than $750,000.00.

         10.9 FINANCING. Purchaser shall have received, on terms that shall be satisfactory to Purchaser in its sole discretion, the proceeds of financing in an amount sufficient to enable Purchaser to pay the cash portion of Purchase Price required by Section 3.1.1.


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         10.10 OPINION OF COUNSEL.  Purchaser  shall have received the favorable opinion of Barrett, Chapman & Ruta, P.A., counsel for Seller, in substantially the form of EXHIBIT "H" hereto.

         10.11 ESCROW AGREEMENT. Seller shall have executed and delivered an executed counterpart to the Escrow Agreement.

         10.12 NON-COMPETE AGREEMENT. Seller and each Shareholder shall have delivered executed counterparts to the Non-Compete Agreement.

         10.13 ARTICLES OF AMENDMENT. Seller shall have delivered a duplicate original of the Articles of Amendment.

         10.14 NIELSON EMPLOYMENT AGREEMENT. Martin Nielson shall have executed and delivered a counterpart to an employment agreement with Purchaser and its Affiliates containing terms and conditions acceptable to Purchaser and its Affiliates, in their respective sole discretion; and Nielson shall have resigned from any and all positions as an executive officer and/or director of HYTT.

         10.15 WELTON EMPLOYMENT AGREEMENT. Welton shall have executed and delivered a counterpart to the Welton Employment Agreement.

         10.16 SUTLIVE EMPLOYMENT AGREEMENT. Sutlive shall have executed and delivered a counterpart to the Sutlive Employment Agreement.

         10.17 ARRANGEMENTS WITH EMPLOYEES. Purchaser shall have entered into arrangements with key Employees of Seller satisfactory to Purchaser in its sole discretion.

         10.18 HY-TECH MEMO OF UNDERSTANDING. Seller shall have delivered evidence satisfactory to Purchaser that the Memorandum of Understanding between Seller and Hy-Tech Technology Group, Inc. has expired or has been terminated and that neither party thereto has any further rights or obligations thereunder.

         10.19 APPRAISAL RIGHTS. Shareholders shall have waived any appraisal rights they may have under Florida law.

         10.20 RELEASE. Robert Heynssens ("HEYNSSENS") shall have delivered a release and waiver satisfactory to Purchaser, (i) releasing Purchaser from any and all obligations to pay Heynssens any amount that may be due and owing Heynssens for services previously rendered to Seller or otherwise, and (ii) waiving any and all rights to receive any amounts from Purchaser, other than a pro rata portion of the Purchase Price. Purchaser shall prepare the document it wishes Heynssens to execute and submit at Closing.


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         10.21 GMAC LOAN.  Seller shall have delivered a payoff letter from GMAC
Financing evidencing payment in full of that certain loan in the original principal amount of $36,217.44 provided by GMAC to Seller.


                                  ARTICLE XI.

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligations of Seller are subject to the fulfillment at or prior to the Closing of each of the following conditions:

         11.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects (except those that contain an express materiality qualification which shall have been true in all respects) on the date hereof and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, without giving effect to any supplement to the Schedules.

         11.2 PERFORMANCE OF AGREEMENT. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         11.3 CONSENTS. Any third-party and governmental consents, approvals or authorizations necessary for the purchase of the Purchased Assets or the valid consummation of the transactions contemplated hereby shall have been obtained.

         11.4 PURCHASER'S CERTIFICATE. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 11.1, Section 11.2 and Section 11.3 hereof. The matters set forth in such certificate shall constitute representations and warranties hereunder.

         11.5 SECRETARY'S CERTIFICATE. Seller shall have received a certificate, dated the Closing Date, of the Secretary of Purchaser with respect to the incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement, the certificate referred to in Section 11.4 and the Ancillary Agreements to which Purchaser is a party.

         11.6 INJUNCTION. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided.


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         11.7  ACTIONS  OR  PROCEEDINGS.  All  corporate  actions,  proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested.

         11.8 OPINION OF COUNSEL. Seller shall have received the favorable opinion of Eckert Seamans Cherin & Mellott, LLC, counsel for Purchaser, satisfactory to Seller and its counsel as to the matters set forth in Sections 7.1, 7.2 and 7.3 hereof.

                                  ARTICLE XII.

                       OBLIGATIONS AFTER THE CLOSING DATE

         12.1 CONFIDENTIALITY. Seller and Shareholders hereby covenant and agree that, except as may be required by law, rule or regulation or court order, it and they will not at any time reveal, divulge or make known to any Person (other than Purchaser or its agents or Affiliates) any information that relates to this Agreement, the transactions contemplated hereby or Seller's business (whether now possessed by Seller or furnished by Purchaser after the Closing Date), including, but not limited to, customer lists or other customer information, trade secrets or formulae, marketing plans or proposals, financial information or any data, written material, records or documents used by or relating to Seller's business that are of a confidential nature (collectively, the "CONFIDENTIAL INFORMATION").

         12.2 FINAL NET WORKING CAPITAL. Seller and Shareholders shall assist Purchaser, in any manner requested by Purchaser, in calculating the Final Net Working Capital and the Net Working Capital Adjustment.

         12.3 TRANSITION OF EMPLOYEES. From and after the Closing Date, Purchaser and Seller shall cooperate to ensure an orderly transition of the Employees who accept employment with Purchaser.

         12.4 FURTHER ASSURANCES OF SELLER. From and after the Closing Date, Seller shall, at the request of Purchaser, execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser, and protect its rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement. In addition, from and after the Closing Date, Seller shall afford Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any Books and Records that Seller may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Purchaser.


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         12.5 FURTHER ASSURANCES OF PURCHASER.  From and after the Closing Date,
Purchaser shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such Books and Records as may reasonably be required in connection with the preparation of financial information for periods concluding on or prior to the Closing Date. Purchaser shall cooperate in all reasonable respects with Seller with respect to its former interest in its business and in connection with financial account closing and reporting and claims and litigation asserted by or against third parties, including, but not limited to, making employees available to assist with, or provide information in connection with financial account closing and reporting and claims and litigation, PROVIDED, that Seller reimburses Purchaser for its reasonable out-of-pocket expenses (including costs of employees so assisting) in connection therewith.

         12.6 ACCOUNTS RECEIVABLE PAYMENT. In the event that either Party hereto at any time receives any funds from any third party that are properly payable to the other Party hereto, the Party receiving such funds shall promptly remit such funds to the Party entitled to such funds.

                                 ARTICLE XIII.

                                   TERMINATION

         13.1 TERMINATION OF AGREEMENT. This Agreement may be terminated:

                      (i) by the mutual consent of Seller and Purchaser;

                      (ii) by Seller or Purchaser if the Closing has not taken place on or before June 8, 2004; PROVIDED, HOWEVER, that no Party then in breach of any obligations hereunder shall have the right to terminate;

                      (iii) by Purchaser if any of the representations and warranties of Seller contained in Article VI hereof were incorrect in any material respect when made or become incorrect in any material respect; and

                      (iv)  by  Seller  if  any  of  the   representations   and
warranties of Purchaser contained in Article VII hereof were incorrect in any material respect when made or become incorrect in any material respect.

         13.2 RETURN OF DOCUMENTS. If this Agreement is terminated for any reason pursuant to this Article XIII, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof and certify in writing to the other Party any such destruction.


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         13.3 LIMITATIONS ON REMEDIES. If this Agreement is terminated by Seller or Purchaser as permitted under Section 13.1 and not as a result of a breach of a representation or warranty or the failure of any Party to perform its obligations hereunder, such termination shall be without liability of any Party. If a Party terminates this Agreement as a result of a breach of a representation or warranty by the other Party or the failure of the other Party to perform its obligations hereunder, the nonbreaching Party shall, in addition to other remedies provided by this Agreement, at law, or in equity, be entitled to reimbursement from the breaching Party for all expenses incurred by the nonbreaching Party in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE XIV.

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

         14.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements of the Parties shall survive for two years after the Closing Date; PROVIDED, HOWEVER, that any representation, warranty or agreement with respect to taxes, employee benefit matters and product liability claims shall survive the Closing for a period equal to the applicable statute of limitations; PROVIDED FURTHER, HOWEVER, that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely. No investigation made by any Parties hereto (whether prior to, on or after the Closing Date) shall in any way limit the representations and warranties of the other Parties.


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         14.2 INDEMNIFICATION BY SELLER. "SELLER GENERAL LIABILITIES" shall mean all Losses resulting from, arising out of, or incurred by any of Purchaser or its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "PURCHASER INDEMNIFIED PARTY") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Seller or the Shareholders in this Agreement, (ii) any material default by Seller in respect of any of the covenants or agreements made by Seller or any Shareholder in this Agreement or
(iii) any attempt (whether or not successful) by any Person to cause or require Purchaser to pay any liability of, or claim against, Seller or any Shareholder of any kind in respect of the operation of Seller's business prior to the Closing Date, to the extent not specifically assumed or subject to an indemnity by Purchaser under the terms of this Agreement. Subject to the further provisions of this Article XIV, Seller and Shareholders jointly and severally covenant and agree to pay, and to indemnify all Purchaser Indemnified Parties, and hold them harmless from, against and in respect of, any and all Seller General Liabilities.

         14.3  LIMITATIONS   ON  SELLER'S  AND   SHAREHOLDERS'   OBLIGATIONS  TO
INDEMNIFY.

               14.3.1 Seller and Shareholders shall have no obligation to indemnify any Purchaser Indemnified Party based upon any breach by Seller or Shareholders of any representation or warranty as to any claim which did not arise within two years after the Closing Date. In addition, the Shareholders, other than Welton, shall have no obligation to indemnify any Purchaser Indemnified Party for claims UNRELATED to representations and warranties made by Shareholders (i) in this Agreement or (ii) in any agreement entered into in connection herewith to which any Shareholder is a party.

               14.3.2 Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies available at law, in equity or otherwise against Seller and Shareholders based on a willful misrepresentation or willful breach of any warranty by Seller or Shareholders hereunder.

         14.4 INDEMNIFICATION BY PURCHASER. "PURCHASER GENERAL LIABILITIES" shall mean all Losses resulting from, arising out of, or incurred by any of Seller or its Affiliates, or any of their respective successors or assigns and their respective directors, officers and employees (each a "SELLER INDEMNIFIED PARTY") after the Closing Date in connection with (i) any breach of any of the representations or warranties made by Purchaser in this Agreement, (ii) any material default by Purchaser in respect of any of the covenants or agreements made by Purchaser in this Agreement, (iii) any attempt (whether or not successful) by any Person to cause or require Seller to pay or discharge any Assumed Liability or any liability of, or claim against, Purchaser of any kind in respect of the operation of Seller's business on or after the Closing Date to the extent not specifically subject to an indemnity by Seller under the terms of this Agreement. Subject to the further provisions of this Article XIV, Purchaser covenants and agrees with Seller that Purchaser shall pay, and shall indemnify all Seller Indemnified Parties, and hold them harmless from, against and in respect of, any and all Purchaser General Liabilities.

         14.5 LIMITATIONS ON PURCHASER'S OBLIGATION TO INDEMNIFY. Purchaser shall have no obligation to indemnify any Seller Indemnified Party based upon any breach by Purchaser of any representation or warranty as to any claim which did not arise within two years after the Closing Date.

         14.6  PROCEDURES FOR INDEMNIFICATION.

               14.6.1 Each Indemnified Party shall promptly give notice hereunder to the indemnifying Party after becoming aware of any claim as to which recovery may be sought against the indemnifying Party because of the indemnity in this Article XIV, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying Party to assume the defense of any such claim and any litigation or other proceeding resulting from such claim; PROVIDED, that any Indemnified Party may, in any event, at its own expense, monitor and participate in, but not control, the defense of any such claim or litigation. Notwithstanding the foregoing, the right to indemnification


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hereunder  shall not be affected by any failure of an Indemnified  Party to give such notice (or by delay by an Indemnified Party in giving such notice) unless, and then only to the extent that, the rights and remedies of the indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. The notice required hereunder shall specify the basis for the claim for indemnification to the extent ascertainable at the time of the notice. Failure by the indemnifying Party to notify an Indemnified Party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given to the indemnifying Party shall be deemed a waiver by the indemnifying Party of its right to defend such claim or action. Nothing herein shall be deemed to prevent an Indemnified Party from
making  a  contingent  claim  for   indemnification   hereunder,   provided  the
Indemnified Party has reasonable grounds to believe that the claim or demand for indemnification will be made and sets forth the estimated amount of such claim to the extent then ascertainable.

               14.6.2 The indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent, which consent shall not be unreasonably withheld, of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation.

               14.6.3 If the indemnifying Party shall not assume the defense of any such claim by a third party, or litigation resulting therefrom, after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate.

               14.6.4 If the indemnifying Party shall not, within thirty (30) days after its receipt of the notice required by Section 14.7.1 hereof, advise the Indemnified Party that the indemnifying Party denies the right of the Indemnified Party to indemnity in respect of the claim, then the amount of such claim shall be deemed to be finally determined between the Parties hereto. If the indemnifying Party shall notify the Indemnified Party that it disputes any claim made by the Indemnified Party, then the Parties hereto shall endeavor to settle and compromise such claim, and if unable to agree on any settlement or compromise, such claim for indemnification shall be settled by appropriate litigation, and any liability established by reason of such settlement, compromise or litigation shall be deemed to be finally determined. Any claim that is finally determined in the manner set forth above shall be paid promptly by the indemnifying Party in cash.

         14.7 PAYMENT OF INDEMNIFICATION OBLIGATIONS. Each Party shall pay promptly to any Indemnified Party the amount of all damages, losses, deficiencies, liabilities, costs, expenses, claims and other obligations to which the foregoing provisions of this Article XIV relates. Shareholders shall promptly pay to any Purchaser Indemnified Party upon demand any amount not so

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promptly paid by Seller including, without limitation, amounts payable by Seller under Section 14.7 hereof.

         14.8 INTEREST ON UNPAID OBLIGATIONS. If all or part of any indemnification obligation under this Agreement is not paid when due, the indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of such obligation for each day from the date the amount became due until it is paid in full, payable on demand, at the rate equal to the lower of (i) the maximum rate permitted by law or (ii) two percent (2%) per annum plus the "Prime Rate" as published from time to time in THE WALL STREET JOURNAL.

         14.9 SET-OFF. If Seller or any Shareholder is obligated to pay Purchaser or its Affiliates any amount under this Article XIV, Purchaser shall have the right to set-off such amounts all amounts due and owing by Purchaser under the Purchaser Note.

         14.10 OTHER REMEDIES. The indemnification rights of any Indemnified Party under this Article XIV are independent of and in addition to such rights and remedies as such Indemnified Party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party, none of which rights or remedies shall be affected or diminished hereby.

                                  ARTICLE XV.

                                     GENERAL

         15.1 EXPENSES. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Purchaser and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

         15.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Purchaser, on the one hand, nor Seller, on the other hand, shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties. Purchaser and Seller shall agree upon the text of, and jointly issue, a press release or other public communication announcing the consummation of the transactions contemplated hereunder, a form of which is attached hereto as EXHIBIT "I".

         15.3 WAIVERS. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         15.4 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and their respective successors and assigns. Except for the express provisions of

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                                                                  EXECUTION COPY


Article XIV, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         15.5 NOTICES. All notices, requests, demands, elections and other communications which either Party to this Agreement may desire or be required to give hereunder shall be in writing and shall be deemed to have been received (i) on the same business day, if delivered personally or by confirmed facsimile transmission, (ii) on the next business day, if delivered by a reputable courier service which requires a signature upon delivery, and (iii) on the third business day, if mailed by registered or certified first class mail, postage prepaid, return receipt requested to the Party to whom the same is so given or made.

         If to Seller or Shareholders, to:

                         Cyber-Test, Inc.
                         448 Commerce Way, Suite 100
                         Florida Central Commerce Park
                         Longwood, Florida 32750
                         Attention:  Lisa Welton, President
                         Facsimile:  407.260.0922

                                  With a copy to:
                                  Barrett, Chapman & Ruta, P.A.
                                  18 Wall Street
                                  Orlando, Florida  32801
                                  Attention:  Victor Chapman, Esquire
                                  Facsimile:  407.648.1190

         If to Purchaser, to:

                         Cyber-Test, Inc.
                         c/o Advanced Communications Technologies, Inc. 420 Lexington Avenue, Suite 2739
                         New York, NY  10170
                         Attention: Wayne Danson, Chief Executive Officer
                         Facsimile:  646.227.1666


                                       45
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                                                                  EXECUTION COPY


                         With a copy to:
                         Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street - 9th Floor
                         Philadelphia, PA  19102
                         Attention:  Gary A. Miller, Esquire
                         Facsimile:  215.851.8383

                                    and

                         Levinson & Lichtman, LLP
                         120 E. Palmetto Park Road, Suite 100
                         Boca Raton, FL  33432
                         Attention: Jonathan J. Lichtman, Esquire
                         Facsimile No.: 561-869-3601

or to such other address as such Party shall have specified by notice to the other Party hereto.

         15.6 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto or otherwise with respect to the subject matter hereof, including, without limitation, that certain Letter of Intent, dated May 3, 2004, by and among Purchaser, Seller and the other parties named therein. No change, amendment, termination or attempted waiver of any of the provisions hereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

         15.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         15.8 HEADINGS. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         15.9 GOVERNING LAW AND CHOICE OF FORUM. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws. All claims, disputes or causes of action (with the exception of those to be arbitrated in accordance with Section 3.3.5) relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in a federal or state court situated in the State of Delaware. Each of the parties hereto agrees to submit to the jurisdiction of such courts shall be proper for all purposes of this Agreement.


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         15.10  COOPERATION.  The Parties hereto shall  cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

         15.11 SEVERABILITY. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         15.12 ATTORNEYS' FEES. If a dispute arises among the Parties as a result of which an action is commenced to interpret or enforce any of the terms of this Agreement, the losing Party shall pay to the prevailing Party reasonable out-of-pocket attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

         15.13 SUCCESSORS AND ASSIGNS. The covenants, agreements and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of Parties hereto and each of their respective successors and permitted assigns. Neither Seller nor Purchaser shall assign, or otherwise transfer any interest in this Agreement to any other Person except for a Person which is an Affiliate of Purchaser or a purchaser of the Purchased Assets from Purchaser.


                                       47
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                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

                         PURCHASER:

                         CYBER-TEST, INC., a Delaware corporation

                         By: /s/ Wayne I. Danson
                             --------------------
                             Wayne I. Danson, President


                         SELLER:

                         CYBER-TEST, INC., a Florida corporation

                         By: /s/ Lisa Welton
                             --------------------------
                             Lisa Welton, President


                         SHAREHOLDERS:

                         /s/ Lisa Welton
                         --------------------------
                         Lisa Welton

                         /s/ Robert Heynssens
                         --------------------------
                         Robert Heynssens

                         /s/ Alan Heynssens
                         --------------------------
                         Alan Heynssens

                         /s/ Lori Peterson
                         --------------------------
                         Lori Peterson


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                                                                  EXECUTION COPY


                                    EXHIBIT A
                                       TO
                            ASSET PURCHASE AGREEMENT


                                 Purchaser Note
                                 --------------

                                                                  EXECUTION COPY


                                    EXHIBIT B
                                       TO
                            ASSET PURCHASE AGREEMENT


                                  Bill of Sale
                                  ------------

                                                                  EXECUTION COPY


                                    EXHIBIT C
                                       TO
                            ASSET PURCHASE AGREEMENT



                       Assignment and Assumption Agreement
                       -----------------------------------

                                                                  EXECUTION COPY


                                    EXHIBIT D
                                       TO
                            ASSET PURCHASE AGREEMENT



                                Escrow Agreement
                                ----------------

                                                                  EXECUTION COPY


                                    EXHIBIT E
                                       TO
                            ASSET PURCHASE AGREEMENT



                              Non-Compete Agreement
                              ---------------------

                                                                  EXECUTION COPY


                                    EXHIBIT F
                                       TO
                            ASSET PURCHASE AGREEMENT


                           Welton Employment Agreement
                           ---------------------------

                                                                  EXECUTION COPY


                                    EXHIBIT G
                                       TO
                            ASSET PURCHASE AGREEMENT


                          Sutlive Employment Agreement
                          ----------------------------

                                                                  EXECUTION COPY


                                    EXHIBIT H
                                       TO
                            ASSET PURCHASE AGREEMENT


                    Opinion of Barrett, Chapman & Ruta, P.A.
                    ----------------------------------------

                                                                  EXECUTION COPY


                                    EXHIBIT I
                                       TO
                            ASSET PURCHASE AGREEMENT


                                  Press Release
                                  -------------